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                                                                       Exhibit 1
                                                                       ---------
                             JOINT FILING AGREEMENT
                             ----------------------

          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed on behalf of all of the undersigned with respect to the ownership of shares of Common Stock of Excel Switching Corporation.

Dated: February 10, 1998


/s/ Robert P. Madonna
-------------------------------
Robert P. Madonna


THE MADONNA FAMILY LIMITED PARTNERSHIP


By: /s/ Robert P. Madonna
    ----------------------------
    Robert P. Madonna
    General Partner



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